Exhibit 10.2

DIODES Shanghai

18#, San Zhuang Road, Song Jiang Export Processing Zone, Song Jiang, Shanghai, China Tel: (0086-21)57647888 Fax: (0086-21)57640431 Zip Code: 201612
Construction Project Contract
Contract No: DSH-111709-01
Project No: DCH0120906112
     Issuer: Shanghai Kai Hong Technology Electronic Co., Ltd. (herein after “Party A”)
     and
     Contractor: Shanghai Yuan Howe Electronic Co., Ltd. (hereinafter “Party B”)
     Both parties, through friendly consultation, jointly agree to the following terms of this Construction Project Contract (the “Contract”):
Agreed Terms
     In accordance with the spirit of the Law on the Economic Contract of the People’s Republic of China and the Regulations on the Contract of Construction and Installation Project, as well as Section 3 of the Power Facility Construction Application Agreement, dated 29 October 2009, regarding the matter that the capacity of the high and low voltage equipment shall be 3200 KVA at the initial stage (while the final capacity shall reach 6200 KVA at the later stage of project) and various specific conditions of this Project, both parties have agreed as follows:
Article 1 General Condition of the Project
1.1 The name of the project:	The Expansion Project for the Electric Power of the 3200KWA High and Low Voltage Power Distribution House (the “Project”).

Premise of the Project:	Ground floor, Building #2, Shanghai Kai Hong Technology Electronic Co., Ltd.

Scope of the Contract:
Application with the in-charge Power Supply Bureau, design, manufacture and installation of the high and low voltage power distribution cabinet, construction of the power supply house and the examination and acceptance with the Power Supply Bureau.

Form of Contract:	Turnkey contracted by Party B

1.2 Commencement Date of the Project:	Party B shall commence the work upon the receipt of the advance payment paid by Party A.

Completion Date of the Project:	The Project shall be completed by Party B within 60 days after the receipt of the advance payment paid by Party A (i.e., Commencement Date).

Duration of the Project (in calendar day):	60 days

1.3 The total amount of the contact:	RMB 5,700,000.00.
Article 2 the Blueprint
2.1	The delivery date of the blueprint: The blueprint for the power distribution project and the construction project shall be delivered to Party A by Party B no later than 18 November 2009.
Article 3 Representative of Party A
3.1	The name and title (Position) of the Representative of Party A: Mr. Wu Guorui (Facility Manager of Party A).

3.2	Authority Conferred to Party A’s Representative by Party A: Project supervision, equipment installation, quality examination and provision of the overall design requirement for the Project.

3.3	Personnel appointed by the Representative of Party A: Mr. He Wenquan, in charge of the construction of the Project; and Ms. Qian huiping, in charge of the power distribution project.
Article 4: The Name and Title (Position) of the on-site Representative of Party B: Mr. Yan Huijun (Engineer of Party B)
Article 5: Progress of the Project
5.1	Time for Party B to Provide construction design (or construction plan) and the Progress Plan: The day after Party B has received the advance payment from Party A.
Article 6: Examination and Acceptance: The Project shall be examined and accepted in accordance with the standard of the Power Supply Bureau.
Article 7: Advance Payment of the Project and the Payment of the Project Funds
7.1 Total Advance Payment:	(1) Party A shall pay Party B RMB 2,200,000.00 as the Project fund for external line upon the execution of this Contract; and

(2) Party A shall pay Party B 60% of the price for transformation equipment, RMB 2,10,000,000.00, upon the execution of this Contract.
7.2 Amount and Payment of the Project Funds:	(1) Party A shall pay Party B with RMB 875,000.00 prior to the equipment were transported to the Project premises;

(2) Party A shall pay Party B with RMB 325,000.00 after the Project is duly examined and accepted and the electricity power can be transmitted;

(3) The guarantee fee of RMB 200,000.00 would be paid to Party B by Party A only after the Project is duly examined and accepted and the guarantee period of 1 year has expired.
Article 8: Materials and Equipment to be Purchased by Party B: a schedule is to be appended hereto.
Article 9: Confirmation on the Materials and Equipment
Party A shall be responsible to confirm that the specifications and qualities of the materials and equipment purchased by Party B are in line with the requirements of Party A.
Article 10: Completion, Examination and Acceptance of the Project
10.1
Time for Party B to Provide the Examination Materials for the Project Completion: The Project Quality Report shall be provided by Party B upon the Project completion and prior to the electricity power is supplied by Power Supply Bureau.

Article 11: Guarantee
11.1	Scope of the Guarantee: High and low power distribution cabinets, transformers.

11.2	Guarantee Period: 1 year. Party B provides Party A a one-year guarantee on the quality of the Project.
Article 12: Dispute
12.1
Dispute Resolution: Any dispute arising from the performance of this Contract shall be resolved by both parties through friendly negotiation in a timely manner. Where such negotiation is not available, the dispute can be submitted to Shanghai Arbitration Committee upon the agreement of both parties. (Should no arbitration institution be set out in the Contract and the parties are not able to reach any written arbitration agreement, a lawsuit can be raised at the People’s Court).

Article 13: Breach of Contract
13.1	Treatment for Breach of Contract: Party B shall compensate Party A should Party B is not able to complete the Project in accordance with the timeframe set out in this Contract.
13.2	The Amount of Compensation: Party B shall pay Party A 0.1% of the Contract amount as compensation for each day of delay.
Article 14: Construction Safety: Party B shall construct the Project in accordance with the state regulation in relation to safely operation and the safely operation rules of Party A. Party B shall be liable for any accident with casualty and damages of any equipment.

Article 15: Effective Date of the Contract: This Contract shall come into effect upon it is duly signed and stamped by both parties.
Articles 16: Copies of the Contract: This Contract is signed in 2 copies, and each party holds 1 copy.

Party A (Signature/Stamp) :		Party B (Signature/Stamp) :

By:	/s/ Justin Kong	By:	/s/ Jian Ya Xing

No. 1, Lane 18, SanZhuang Road,		No. 8, Lane 18, SanZhuang Road,
Songjiang Export Zone, Shanghai		Songjiang Export Zone, Shanghai
People’s Republic of China		People’s Republic of China

Date :		Date:
Agreement Effective Date: December 31, 2009		Place: